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                                                         EXHIBIT 12.3

     PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
             RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1994
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                             $73,120

Adjustments:
  Federal and state income taxes                              22,422
  Provision for deferred Federal
    and state income taxes                                      (225)
  Deferred investment tax credits                             (2,790)
  Other income and deductions                                    738
  Allowance for borrowed and equity funds
    used during construction                                   2,017

        Earnings                                             $95,282


Fixed Charges:
  Interest on long-term debt                                 $29,595
  Amortization of debt issuance cost                           1,568
  Other interest                                               2,116

        Fixed Charges                                        $33,279


Ratio of Earnings to Fixed Charges                              2.86